Exhibit 12.1

Certification by the Principal Executive Officer pursuant to

Securities Exchange Act Rules 13a-14(a) and 15d-14(a)

as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, André Choulika, certify that:

1. I have reviewed this annual report on Form 20-F/A of Cellectis S.A.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 14, 2025

/s/ André Choulika
Name: André Choulika
Title: Chief Executive Officer (Principal Executive Officer)